Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-90488 and 333-107444) of Donaldson Company, Inc. of our report dated June 7, 2013, relating to the financial statements and supplemental schedules of the Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan, which appear in this Form 11-K.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
June 7, 2013

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